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                       CONSENT OF INDEPENDENT ACCOUNTANTS


To the Board of Directors of
Massachusetts Mutual Life Insurance Company

We consent to the inclusion in Post-Effective Amendment No. 2 to the Registration Statement of Panorama Separate Account on Form N-4 (Registration No. 33-73050), of our report, which includes explanatory paragraphs relating to the use of statutory accounting practices, which practices are no longer considered to be in accordance with generally accepted accounting principles, and the change in our opinion for prior years, dated February 7, 1997 on our audits of the financial statements of Massachusetts Mutual Life Insurance Company, and our report dated March 14, 1997 on our audit of Panorama Separate Account. We also consent to the reference to our firm under the caption "Independent Accountants."



COOPERS & LYBRAND, L.L.P.
April 25, 1997


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